401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E54157692026-8
Secretary of State State Of Nevada	Filing Number 20265415768
	Filed On 12/29/2025 10:08:00 AM
	Number of Pages 5

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

- [X] NRS 78 - Articles of Incorporation Domestic Corporation
- [ ] NRS 89 - Articles of Incorporation Professional Corporation
- [ ] NRS 80 - Foreign Corporation
- [ ] NRS 80 - Foreign Corporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

Digital Brands Group, Inc.

2. Registered Agent for Service of Process: (Check only one box)

- [X] Commercial Registered Agent:(name only below)
- [ ] Noncommercial Registered Agent (name and address below)
- [ ] Office or Position with Entity (title and address below)

Vcorp Agent Services, Inc.
Name of Registered Agent **OR** Title of Office or Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X [signature] 12/24/2025
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors [X] Yes **OR** [ ] No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

	Name	Country	Street Address	City	State	Zip/Postal Code
1)	John Hilburn Davis IV	USA	1400 Lavaca Street	Austin	TX	78701
2)	Mark T. Lynn		1400 Lavaca Street	Austin	TX	78701
3)	Trevor Pettennude		1400 Lavaca Street	Austin	TX	78701

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. [ ]

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue **NRS 80:** Must include copy of the most recently filed in home jurisdiction setting forth the authorized stock of the corporation.)	Please indicate the break down of all corporate shares and the par value. Number of Authorized shares with Par value: 210,000,000 Par value: $ 0.0001 Number of Common shares with Par value: **200,000,000** Par value: $ **0.0001** Number of Preferred shares with Par value: 10,000,000 Par value: $ 0.0001 Number of shares with no par value: **Foreign Corporations, NRS 80 only:** ☐ This is a corporation is a unlimited stock corporation ☐ This is a corporation is a non-stock corporation. If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of** the **Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: John Hilburn Davis IV Country: USA Address: 1400 Lavaca Street City: Austin State: TX Zip/Postal Code: 78701 X Signed by: John Hilburn Davis IV 8FCADF80CC7F47D... (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

**ARTICLES OF INCORPORATION
OF
DIGITAL BRANDS GROUP, INC.**

ARTICLE I

The name of the corporation is DIGITAL BRANDS GROUP, INC. (the "Corporation"). The Corporation is the resulting entity in the conversion of DIGITAL BRANDS GROUP, INC., a Delaware corporation, into a Nevada corporation, and is a continuation of the existence thereof pursuant to Chapter 92A of the Nevada Revised Statutes (as amended from time to time, the "NRS").

ARTICLE II

The address, including street, number, city and county, of the registered office of the Corporation in the State of Nevada is 701 S. Carson St., Suite 200, Carson City, NV 89701; and the name of the registered agent of the Corporation in the State of Nevada at such address is Vcorp Agent Services, Inc.

ARTICLE III

The nature of the business and of the purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Chapter 78 of the NRS.

ARTICLE IV

The total number of shares which the Corporation shall have the authority to issue is 210,000,000 shares, comprised of two classes of capital stock to be designated as common stock ("Common Stock") and preferred stock ("Preferred Stock").

The total number of shares of Common Stock the Corporation shall have authority to issue is 200,000,000 shares, par value $0.0001 per share.

The total number of shares of Preferred Stock the Corporation shall have authority to issue is 10,000,000 shares, par value $0.0001 per share.

The Preferred Stock authorized by this Articles of Incorporation may be issued in classes or series.

The Board of Directors of the Corporation (the "Board of Directors") is authorized, subject to any limitations prescribed by the law of the State of Nevada, to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by the law of the State of Nevada, the rights, preferences and limitations of each series or class of the Preferred Stock by filing a certificate of designation pursuant to the applicable law of the State of Nevada, and the relative rights, preferences and limitations between or among such series include, but are not limited to:

(1) the designation of each series and the number of shares that shall constitute the series;

(2) the rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;

(3) whether shares of each series may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(4) sinking fund provisions, if any, for the redemption or purchase of shares of each series which is redeemable;

(5) the amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment; and

(6) the voting rights, if any, in the shares of each series and any conditions upon the exercising of such rights.

ARTICLE V

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under applicable provisions of Nevada law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under applicable provisions of Nevada law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE VI

In furtherance and not in limitation of the powers conferred upon it by Nevada law, the power to make, alter, or repeal the Bylaws, and to adopt any new Bylaw, shall be vested in the Board of Directors.

ARTICLE VII

To the fullest extent permitted by the NRS, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable: (1) for any breach of the directors' duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for any transaction from which the director derived any improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Articles of Incorporation inconsistent with this Article, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

ARTICLE VIII

The Corporation shall, to the fullest extent permitted by NRS, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

[*Remainder of Page Intentionally Left Blank*]

IN WITNESS WHEREOF, these Articles of Incorporation has been signed on behalf of the Corporation by its duly authorized officer on December 23, 2025.

Signed by:

By: John Hilburn Davis IV

9FCADF60CC7F47D...

Name: John Hilburn Davis IV
Title: Chief Executive Officer